(2) Charter and Bylaws

          Articles of Incorporation of Swifty Carwash & Quik-Lube, Inc.

     The undersigned,  acting as incorporator of the captioned corporation under
the  Florida  Business   Corporation  Act,  adopts  the  following  Articles  of
Incorporation:

                                    ARTICLE I
                       Corporate name and Principal Office

     The name of this corporation is SWIFTY CARWASH & QUIK-LUBE, INC. and its principal office and mailing address is 17521 Crawley Road, Odessa, Florida 33556.

                                   ARTICLE II
                       Commencement of Corporate Existence

     The corporation shall come into existence on September 23, 1997.

                                   ARTICLE III
                           General Nature of Business

     The corporation may transact any lawful business for which corporations may be incorporated under Florida law.

                                   ARTICLE IV
                                  Capital Stock

     The aggregate number of shares of stock authorized to be issued by this corporation shall be 50,000,000 shares of common stock, each with a par value of $.0001. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

                                    ARTICLE V
                       Initial Registered Office and Agent

     The street address of the initial registered office of the corporation shall be 220 South Franklin Street, Tampa, Florida 33602, and the initial registered agent of the corporation at such address is David M. Jeffries.

                                   ARTICLE VI
                                  Incorporator

     The name and address of the corporation's incorporator is:

     Name                           Address

Stephanie R. Conn              220 South Franklin Street
                                 Tampa, Florida 33602

                                   ARTICLE VII
                                     By-Laws

     The power to adopt, alter, amend or repeal by-laws of this corporation shall be vested in its shareholders and separately in its Board of Directors, as prescribed by the by-laws of the corporation.

                                  ARTICLE VIII
                                 Indemnification

     If in the judgment of a majority of the entire Board of Directors, (excluding from such majority any director under consideration for indemnification), the criteria set forth in Section 607.0850(1) or (2), Florida Statutes, as then in effect, have been met, then the corporation shall indemnify any director, officer, employee or agent thereof, whether current or former, together with his or her personal representatives, devisees or heirs, in the manner and to the extent contemplated by Section 607.0850, as then in effect, or by any successor law thereto.

     IN WITNESS WHEREOF, the undersigned has executed these Articles this 23rd day of September, 1997.

                                                /S/ Stephanie R. Conn
                                                    Stephanie R. Conn

                             CERTIFICATE DESIGNATING
                                REGISTERED AGENT


     Pursuant to the provisions of Sections 48.091 and 607.0501, Florida Statutes, SWIFTY CARWASH & QUIK-LUBE, INC., desiring to organize under the laws of the State of Florida, hereby designates David M. Jeffries, an individual resident of the State of Florida, as its Registered Agent for the purpose of accepting service of process within such State and designates 220 South Franklin Street, Tampa, Florida 33602, the business office of its Registered Agent, as its Registered Office.

                                    SWIFTY CARWASH & QUIK-LUBE, INC



                                    By:  /s/  Stephanie R. Conn
                                        ---------------------------
                                        Stephanie R. Conn, Incorporator


                                 ACKNOWLEDGEMENT

     I hereby accept my appointment as Registered Agent of the above named corporation, acknowledge that I am familiar with and accept the obligations imposed by Florida law upon that position, and agree to act as such in accordance with the provisions ss.ss.48.091 and 607.0505, Florida Statues.



                                                 /s/  David M. Jeffries
                                                 ------------------------------
                                                  David M. Jeffries